                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 2, 1996


                         WATER-JEL TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


                                   NEW YORK
                (State or other Jurisdiction of Incorporation)



              0-13049                         13-3006788
        (Commission File No.)     (I.R.S. Employer Identification No.)



              243 Veterans Boulevard  Carlstadt New Jersey  07072
                of principal executive offices)   (zip code)


      Registrant's telephone number including area code    (201) 507-8300

Item 1.  Changes in Control of Registrant

         On July 2, 1996, Water-Jel Technologies, Inc. (the "Company") acquired Journeycraft, Inc., a New York corporation ("JCI"), and Theracom Communications, Inc., a New York corporation ("THI"). Through its majority-owned subsidiary, X-ceed Motivation, JCI provides services to major corporations in the field of performance improvement and internal corporate communications. These services include developing applications using emerging new media such as Internet sites, CD-ROMs, and interactive awards catalogs. JCI is also involved in travel technology and corporate travel management and consulting. THI provides training, communications and data to the healthcare industry, including programs to enhance the communications skills of healthcare professionals.

         The transaction was consummated by merging wholly owned subsidiaries of the Company into each of JCI and THI as a result of which JCI and THI became wholly-owned subsidiaries of the Company. Pursuant to the Agreement and Plan of Merger dated as of May 17, 1996 (the "Agreement"), in exchange for the merger, the holders of JCI and THI stock received an aggregate of 3,500,000 shares of the Company's Common Stock. Prior to this transaction the Company had 3,511,160 shares of Common Stock outstanding.

         In connection with the Agreement, Peter Cohen resigned as a director of the Company and the Board elected Mr. Norman Doctoroff as a director. The position of Chief Executive Officer of the Company has been assumed by Werner Haase, a director of the Company and the CEO and principal shareholder of both JCI and THI. Nurit Kahane Haase, the wife of Werner Haase, was appointed Senior Vice President of the Company. Under the terms of the Agreement, Mr. Haase has the right to designate one additional member of the Board as soon as the Company meets the information requirements in connection therewith in accordance with the provisions of Section 14(f) of the Securities Exchange Act of 1934.

         As a result of this transaction, control of the Company has effectively passed to Mr. and Mrs. Haase. Mr. and Mrs. Haase now own
2,281,875 shares of the Company's Common Stock, representing approximately 32.5% of the Company's outstanding voting securities. Mr. Haase also holds options to acquire an additional 243,750 shares of Common Stock of the Company. Two other former shareholders of JCI acquired in excess of 5% of the Company's Common Stock as a result of the transaction. These were William Walters and Seneca Associates, who own approximately 7.1% and 5.7%, respectively, of the Company's Common Stock outstanding after completion of the transaction. There are no plans or arrangements whereby either Mr. Walters or Seneca Associates will participate in the management of the Company.

         Reference is made to Item 2 hereof for additional disclosures.

Item 2.  Acquisition or Disposition of Assets.

         On July 2, 1996, the Company acquired JCI and THI by merging wholly owned subsidiaries into each of JCI and THI. Under the Agreement, the holders of JCI and THI stock received an aggregate of 3,500,000 shares of the Company's Common Stock.

         The consideration paid by the Company was determined by arm's length negotiations between JCI and THI and the Company. Mr. Werner Haase, the principal shareholder of both JCI and THI prior to this transaction, is also a director of the Company. Mr. Haase represented JCI and THI in the negotiations and did not participate in the negotiation or evaluation of the transaction by the Company's Board of Directors.

         The Company has received an opinion from A. S. Goldmen & Company, independent investment bankers, that the amount of stock issued as consideration in the merger is fair to the Company and its shareholders from a financial point of view.

         Reference is made to Item 1 hereof for additional disclosures.


Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired

Combined financial statements for Journeycraft, Inc. and affiliate for the two fiscal years ended August 31, 1995 (audited) and as of and for the six months ended February 29, 1996 (unaudited) are included at pages F-1 to F-12 following the signature page of this report.

         (b)      Pro Forma Financial Information

Unaudited pro forma condensed combined financials statements for Water-Jel Technologies, Inc. and Journeycraft, Inc. and affiliate as of and for the six months ended February 29, 1996 and as of and for the fiscal years ended August 31, 1995 and 1994 are included at pages F-13 to F-21 following the signature page of this report.

         (c)      Exhibits

         1 Agreement and Plan of Merger dated as of May 17, 1996, by and among the Company, JCI, THI, JCI Acquisition Corp., THI Acquisition Corp. and Werner Haase.

         2 Employment Agreement,dated as of July 1, 1996, by and among the Company and Nurit Kahane Haase.

         3        Fairness Opinion of A. S. Goldmen & Company dated May 21,
                  1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            WATER-JEL TECHNOLOGIES, INC.


                                            By:  /s/ Werner Haase
                                               Werner Haase
                                               Chief Executive Officer


Date: July 12, 1996

                       JOURNEYCRAFT, INC. AND AFFILIATE

               REPORT ON AUDITS OF COMBINED FINANCIAL STATEMENTS

                        TWO YEARS ENDED AUGUST 31, 1995




                                   CONTENTS

                                                                      Page

Independent auditors' report                                           F-1

Combined balance sheets                                                F-2

Combined statements of income                                          F-3

Combined statement of stockholders' equity                             F-4

Combined statements of cash flows                                      F-5

Notes to combined financial statements                            F - 6 - F-12

                         Independent Auditors' Report



Stockholders
Journeycraft, Inc. and Affiliate
New York, New York

We have audited the accompanying combined balance sheets of Journeycraft, Inc. and Affiliate as of August 31, 1995 and 1994 and the related combined statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Journeycraft, Inc. and Affiliate as of August 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 11, subsequent to year end the Company merged with Water-Jel Technologies, Inc. Further, as discussed in Note 2 to the financial statements, the Company changed its method of accounting for certain investments in equity securities.



                                             HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
June 28, 1996 (except for Note 11, as
   to which the date is July 2, 1996)

                       JOURNEYCRAFT, INC. AND AFFILIATE

                           COMBINED BALANCE SHEETS


                                                                            August 31,
                                                                      ---------------------          February 29,
                                                                      1995             1994              1996
                                                                      ----             ----              ----
       ASSETS                                                                                         (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                      $ 4,552,297       $ 2,322,947      $ 3,934,314
   Accounts receivable                                              1,174,029           915,330        1,087,805
   Deferred income taxes (Note 7)                                      54,000           107,250               -
   Prepaid expenses and other
     current assets                                                   160,962                -           161,443
                                                                  -----------       -----------      -----------
       Total current assets                                         5,941,288         3,345,527        5,183,562

PROPERTY AND EQUIPMENT, net (Note 3)                                  721,814           767,097          742,646

INVESTMENT IN MARKETABLE SECURITIES                                        -            146,042               -

INVESTMENT IN MARKETABLE SECURITIES,
   at fair value (Note 2)                                             294,311                -           370,520

DEFERRED INCOME TAXES (Note 7)                                        589,000           576,000          597,870

DUE FROM STOCKHOLDER (Note 4)                                       1,297,483         1,273,014        1,247,483

NOTE RECEIVABLE (Note 5)                                              155,000                -           155,000

OTHER ASSETS (Note 6)                                                 168,641           111,518          190,105
                                                                  -----------       -----------      -----------

                                                                  $ 9,167,537       $ 6,219,198      $ 8,487,186
                                                                  ===========       ===========      ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                          $ 1,659,685       $ 1,166,862      $ 1,687,743
   Notes payable, bank                                                     -            675,000               -
   Income taxes payable, current                                    1,051,149           170,505        1,026,837
   Customer billings in excess of program costs                     2,664,431         1,846,182        2,002,353
   Accrued lease obligation (Note 8)                                  160,000           318,000               -
   Other current liabilities                                           34,448            66,014           28,799
                                                                  -----------       -----------      -----------

       Total current liabilities                                    5,569,713         4,242,563        4,745,732
                                                                  -----------       -----------      -----------

LONG-TERM ACCRUED LEASE OBLIGATION (Note 8)                           760,000           691,000          778,000
                                                                  -----------       -----------      -----------

INTEREST OF MINORITY STOCKHOLDER                                      179,236            95,755          236,384
                                                                  -----------       -----------      -----------

COMMITMENTS (Note 8)

STOCKHOLDERS' EQUITY (Note 9):
   Common stock, no par value; 200 shares
     authorized, issued and outstanding
     158.65,100, and 158.65, respectively                             244,000            19,000          244,000
   Common stock, no par value; 200 shares
     authorized, issued and outstanding 20,
     20 and 30, respectively                                            1,000             1,000            1,000
   Additional paid-in capital                                          48,882           225,000           48,882
   Unrealized gain on investments reported
     at fair value                                                     75,960                -            36,120
   Retained earnings                                                2,288,746           944,880        2,397,068
                                                                  -----------       -----------      -----------
       Total stockholders' equity                                   2,658,588         1,189,880        2,727,070
                                                                  -----------       -----------      -----------

                                                                  $ 9,167,537       $ 6,219,198      $ 8,487,186
                                                                  ===========       ===========      ===========

            See accompanying notes to combined financial statements

                       JOURNEYCRAFT, INC. AND AFFILIATE

                         COMBINED STATEMENTS OF INCOME

                                                                                               Six Months Ended
                                                           Years Ended August 31,        ----------------------------
                                                           ----------------------        February 29,    February 28,
                                                            1995            1994             1996            1995
                                                            ----            ----             ----            ----
                                                                                          (Unaudited)     (Unaudited)
REVENUES:
   Program revenues                                     $  27,946,825   $ 27,456,133     $ 19,150,210    $ 11,380,239
   Airline commission revenues                             10,539,398      8,989,152        5,147,889       4,793,896
                                                        -------------   ------------     ------------    ------------

                                                           38,486,223     36,445,285       24,298,099      16,174,135
                                                        -------------   ------------     ------------    ------------

OPERATING EXPENSES:
   Direct program costs                                    22,902,666     22,869,359       16,134,384       9,122,407
   Selling and promotion expenses                           8,337,392      8,152,764        4,729,207       3,960,491
   General and administrative expenses                      4,715,811      5,335,368        3,273,986       2,455,713
   Loss on investment impairment (Note 10)                         -         808,433               -               -
                                                        -------------   ------------     ------------    ------------
                                                           35,955,869     37,165,924       24,137,577      15,538,611
                                                        -------------   ------------     ------------    ------------

OPERATING INCOME (LOSS)                                     2,530,354       (720,639)         160,522         635,524
                                                        -------------   ------------     ------------    ------------

OTHER INCOME (EXPENSE):
   Interest and dividend income                                65,428         20,854           90,112          17,003
   Interest expense                                          (107,553)       (89,773)         (47,472)        (69,186)
   Gain on sale of investments                                     -         253,171          124,594              -
   Other, net                                                      -         119,220           38,713              -
                                                        -------------   ------------     ------------    ------------
                                                              (42,125)       303,472          205,947         (52,183)
                                                        -------------   ------------     ------------    ------------

INCOME (LOSS) BEFORE INCOME TAXES,
   CUMULATIVE EFFECT CHANGE AND
   MINORITY INTEREST                                        2,488,229       (417,167)         366,469         583,341

PROVISION (BENEFIT) FOR INCOME TAXES
   (Note 7)                                                 1,159,000        (30,000)         201,000         300,000
                                                            ---------        -------          -------         -------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT
   CHANGE AND MINORITY INTEREST                             1,329,229       (387,167)         165,469         283,341

CUMULATIVE EFFECT FOR CHANGE IN
   ACCOUNTING PRINCIPLE (Note 7)                                   -         553,500               -               -
                                                        -------------   ------------     ------------    ------------

INCOME BEFORE MINORITY INTEREST                             1,329,229        166,333          165,469         283,341

MINORITY INTEREST IN INCOME (LOSS)                            (14,637)        53,916           57,147         (31,442)
                                                        -------------   ------------     ------------    ------------

NET INCOME                                              $   1,343,866   $    112,417     $    108,322    $    314,783
                                                        =============   ============     ============    ============

INCOME (LOSS) PER COMMON SHARE (Note 9):
   Income before cumulative effect of change in
     accounting principle and minority interest         $    7,046.00   $  (2,217.58)    $     877.13    $   1,501.94
   Cumulative effect for change in accounting
     principle                                                  -           3,170.28            -               -
   Minority interest in income (loss)                           77.59        (308.81)         (302.93)         166.67
                                                        -------------   ------------     ------------    ------------


       Net income                                       $    7,123.59   $     643.89     $     574.20    $   1,668.61
                                                        =============   ============     ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES AND EQUIVALENTS OUTSTANDING
   (Note 9)                                                    188.65         174.59           188.65          188.65
                                                               ======         ======           ======          ======

            See accompanying notes to combined financial statements

                        JOURNEYCRAFT, INC. AND AFFILIATE

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                                            Common Shares
                                    -------------------------
                                       Common,       Common,                   Additional
                                       No Par        No Par                     Paid-in     Unrealized      Retained
                                    Journeycraft    Thermacom     Stated At     Capital        Gain         Earnings        Total
                                    ------------    ---------     ---------    ----------   ----------      --------        -----
Balance, September 1, 1993             100.00          20           20,000    $  125,000    $      -      $   832,463   $   977,463

Issuance of options/rights for
  services (Note 9)                      -             -                -        100,000           -              -         100,000
Net income                               -             -                -             -            -          112,417       112,417
                                      -------         ---       ----------    ----------    ---------    ------------    ----------

Balance, August 31, 1994               100.00          20           20,000       225,000           -          944,880     1,189,880

Transfer of shares in subsidiary
  to minority shareholder (Note 9)       -             -                -         48,882           -              -          48,882
Exercise of options/rights (Note 9)     58.65          -           225,000      (225,000)          -              -            -
Unrealized holding gain on available
  for sale securities                    -             -                -             -        75,960             -          75,960
Net income                               -             -                -             -            -        1,343,866     1,343,866
                                      -------         ---       ----------    ----------    ---------    ------------    ----------

Balance, August 31, 1995               158.65          20          245,000        48,882       75,960       2,288,746     2,658,588

Exercise of options/rights
  (unaudited) (Note 9)                   -             10               -             -            -              -             -
Unrealized holding loss on available
  for sale securities (unaudited)        -             -                -             -       (39,840)            -         (39,840)
Net earnings (unaudited)                 -             -                -             -            -          108,322       108,322
                                      -------         ---       ----------    ----------    ---------    ------------    ----------


Balance, February 29, 1996
  (unaudited)                          158.65          30       $  245,000    $   48,882    $  36,120    $  2,397,068    $ 2,727,070
                                      =======         ===       ==========    ==========    =========    ============    ===========

            See accompanying notes to combined financial statements

                       JOURNEYCRAFT, INC. AND AFFILIATE

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                               Six Months Ended
                                                                Years Ended August 31,     --------------------------
                                                                ----------------------     February 29,  February 28,
                                                                 1995           1994           1996          1995
                                                                 ----           ----           ----          ----
                                                                                            (Unaudited)   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                 $ 1,343,865     $ 112,417   $     108,322   $   314,783
                                                              -----------     ---------   -------------   -----------
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
       (Gain) loss on sale of marketable securities                    -       (253,171)       (124,594)           -
       Contributed services                                            -        100,000              -             -
       Depreciation and amortization                              177,934       167,867          76,804        65,442
       Deferred income tax (benefit) provision                    (22,000)     (130,000)         86,000       (19,000)
       Minority interest in income (loss)                         (14,637)       53,916          57,147       (31,442)
       Cumulative affect of change in accounting principle             -       (553,500)             -             -
       Changes in operating assets and liabilities:
         (Increase) decrease in assets:
           Accounts receivable                                   (258,699)       73,847          86,224       118,626
           Prepaid expenses and other current assets             (160,962)      466,297            (481)       11,098
           Other assets                                           (57,123)      711,857         (21,464)        8,724
         Increase (decrease) in liabilities:
           Accounts payable and accrued expenses                  639,823       681,617          28,058       670,750
           Income taxes payable                                   880,894        80,531         (31,561)      376,555
           Customer billings in excess of program costs           818,249      (901,038)       (662,078)      243,703
           Accrued lease liability                                (89,000)       98,000        (142,000)      (26,000)
           Other current liabilities                              (31,566)       66,014          (5,649)      (46,453)
                                                              -----------     ---------   -------------   -----------
       Total adjustments                                        1,882,913       662,237        (653,594)    1,372,003
                                                              -----------     ---------   -------------   -----------
       Net cash provided by (used in) operating activities      3,226,778       774,654        (545,272)    1,686,786
                                                              -----------     ---------   -------------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Investments in marketable securities                           (16,294)           -         (191,669)           -
   Proceeds from sale of marketable securities                      5,985       746,875         166,594            -
   Advances (repayments) from shareholders                        (24,469)     (493,136)         50,000            -
   Increase in notes receivable                                  (155,000)           -               -             -
   Acquisition of property and equipment                         (132,650)     (200,110)        (97,636)      (19,819)
                                                              -----------     ---------   -------------   -----------
       Net cash provided by (used in) investing activities       (322,428)       53,629         (72,711)      (19,819)
                                                              -----------     ---------   -------------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds of notes payable                                           -        675,000              -             -
   Repayment of notes payable                                    (675,000)     (837,015)             -       (675,000)
                                                              -----------     ---------   -------------   -----------
       Net cash provided by (used in) financing activities       (675,000)     (162,015)             -       (675,000)
                                                              -----------     ---------   -------------   -----------

NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                                         2,229,350       666,268        (617,983)      991,967

CASH AND CASH EQUIVALENTS, beginning of period                  2,322,947     1,656,679       4,552,297     2,322,947
                                                              -----------     ---------   -------------   -----------

CASH AND CASH EQUIVALENTS, end of period                      $ 4,552,297   $ 2,322,947     $ 3,934,314   $ 3,314,914
                                                              ===========   ===========     ===========   ===========

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION:

     Interest paid                                            $   107,553   $    89,773     $    47,472   $    69,186
                                                              ===========   ===========     ===========   ===========

     Income taxes paid                                        $   327,207   $    19,684     $   115,131   $        -
                                                              ===========   ===========     ===========   ===========

            See accompanying notes to combined financial statements

                       JOURNEYCRAFT, INC. AND AFFILIATE

                    NOTES TO COMBINED FINANCIAL STATEMENTS

             TWO YEARS ENDED AUGUST 31, 1995 AND SIX MONTHS ENDED
        FEBRUARY 29, 1996 (UNAUDITED) AND FEBRUARY 28, 1995 (UNAUDITED)


1.     Summary of Significant Accounting Policies:

       a.  Description of business

           Journeycraft, Inc. and Affiliate (the "Company") provides retail corporate travel related services, including reservations, ticketing and travel management for major U.S. corporations. The Company also organizes and operates meeting and group incentive programs for corporations and medical professionals.

       b.  Principles of combination

           The combined financial statements include the accounts of the following:

           Journeycraft, Inc. ("Journeycraft")
           Journeycorp Travel Management Inc. ("Journeycorp")                Wholly-owned subsidiary
           X-Ceed Motivation, Inc. ("X-Ceed")                                Wholly-owned subsidiary
           X-Ceed Motivation Atlanta, Inc. ("X-Ceed Atlanta")                Majority-owned subsidiary
           Theracom Communications, Inc. ("Theracom")                        Affiliate under common control

           Upon combination, all significant intercompany accounts and transactions are eliminated.

       c.  Revenue recognition

           Revenue from retail travel services is recognized upon the ticketing of the related flights. The Company bills clients in advance for group meeting and incentive programs and records such deposits on the balance sheet, as customer billings in excess of program costs. The Company recognizes revenue, net of the related costs, when the travel and or program has commenced.

       d.  Investment in marketable securities

           The Company has adopted Financial Accounting Standards Board ("FASB") Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." FASB No. 115 requires that investments in debt and equity securities be designated as trading, held-to maturity, or available for sale. Management considers the Company's marketable securities to be available-for-sale and are reported at amounts which approximate fair value.


       e.  Depreciation and amortization

           Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the estimated useful lives of the related assets or the remaining term of the lease, whichever is shorter. Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations.

       f.  Income taxes

           In February 1992, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards Statement No. 109, "Accounting for Income Taxes." FASB No. 109 requires a company to recognize deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial statements carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. The Company adopted FASB No. 109 in the year ended August 31, 1994. Under FASB No. 109, the Company recorded a significant deferred tax asset that could not be recognized under prior accounting rules.

       g.  Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       h.  Concentration of risk

           The Company invests its excess cash in deposits and money market accounts with major financial institutions and in commercial paper of companies with strong credit ratings. Generally, the investments mature within ninety days and therefore, are subject to little risk.

       i.  Statement of cash flows


           For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       j.  Interim financial statements

           The unaudited financial statements reflects all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, necessary for a fair statement of the results for the period. The results of operations are not necessarily indicative of the results expected for the fiscal year.

2.     Investment in Marketable Securities:

       On September 1, 1994, the Company adopted SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities".

       At August 31, 1995, marketable equity securities, which are classified as available for sale securities, are valued at the fair value of the securities and the unrealized gain on the securities, net of income taxes, are reflected in stockholders' equity. During the year ended August 31, 1995, unrealized gain (net of income taxes of $61,950) on available for sale securities amounted to $75,960.

       Below is a summary of the unrealized gain net of income taxes from available for sale securities:


       Balance, September 1, 1994                                  $      -

       Cumulative effect of change in accounting principle
         to reflect marketable equity securities available
         for sale at their fair value as of August 31, 1994           34,104

       Unrealized gain in fair value of available for sale
         securities for the year ended August 31, 1995                41,856
                                                                   ---------

       Balance, August 31, 1995                                    $  75,960
                                                                   =========

3.     Property and Equipment:

       Property and equipment, at cost, consists of the following:


                                                                        August 31,
                                                                   ---------------------            February 29,
                                                                   1995             1994                1996
                                                                   ----             ----                ----
                                                                                                     (Unaudited)
       Machinery and equipment                                $     495,788     $     601,417      $     549,903
       Furniture and fixtures                                       279,033           246,489            300,138
       Software                                                     159,913           144,913            172,426
       Leasehold improvements                                       311,625           295,167            321,528
                                                              -------------     -------------     --------------
                                                                  1,246,359         1,287,986          1,343,995
       Less accumulated depreciation
         and amortization                                           524,545           520,889            601,349
                                                              -------------     -------------     --------------

                                                              $     721,814     $     767,097      $     742,646
                                                              =============     =============      =============

4.     Due from Stockholder:

       Due from stockholder represents a loan to the Company's majority stockholder/officer. Principal is payable in five equal installments, with the first installment due in March 1997. Commencing March 1, 1996, the loan bears interest at 8%, prior to that date, the loan was non-interest bearing.

5.     Note Receivable:

       Note receivable consists of a note due from an officer of X-Ceed Atlanta. The note bears interest at 3% and is due on October 12, 2000.

6.     Other Assets:

       Other assets at August 31, 1995 and 1994 include approximately $111,000 and $43,000, respectively, of cash surrender value of life insurance policies, net of outstanding loans.

7.     Income Taxes:

       The provision (benefit) for income taxes is comprised of the following:


                                                      Years Ended                       Six Months Ended
                                                      August 31,                 -------------------------------
                                                ---------------------            February 29,       February 28,
                                                1995             1994                1996               1995
                                                ----             ----                ----               ----
                                                                                  (Unaudited)        (Unaudited)
       Current:
         Federal                           $     749,000     $     63,000         $    73,000       $   207,000
         State                                   432,000           37,000              42,000           112,000
                                           -------------     ------------         -----------       -----------
                                               1,181,000          100,000             115,000           319,000
                                           -------------     ------------         -----------       -----------
       Deferred:
         Federal                                 (14,000)         (82,000)             54,000           (12,000)
         State                                    (8,000)         (48,000)             32,000            (7,000)
                                           -------------     ------------         -----------       -----------
                                                 (22,000)        (130,000)             86,000           (19,000)
                                           -------------     ------------         -----------       -----------

                                           $   1,159,000     $    (30,000)        $   201,000       $   300,000
                                           =============     ============         ===========       ===========

       The Company has capital loss carryovers of approximately $390,000 which can be used to reduce future taxable capital gains through 2000. Under Section 383 of the Internal Revenue Code of 1986, should there occur a greater than 50% "ownership change" of a company, the ability of the Company to utilize the available loss carryforwards would be restricted to a prescribed annual amount. The July 1996 merger (see Note 11) meets the criteria of Section 382. Accordingly, future utilization of the loss carryforwards will be subject to limitation.

       The net deferred tax amounts included in the financial statements consist of the following:


                                                      August 31,
                                                ---------------------             February 29,
                                                1995             1994                 1996
                                                ----             ----                 ----
                                                                                   (Unaudited)
       Deferred tax assets:
         Capital loss carryovers           $     176,000     $    176,000        $    119,000
         Amortization                             56,000           60,000              50,000
         Impairment of investment                169,000          169,000             169,000
         Non-cash compensation                   137,000           75,000             158,000
         Accrued lease obligation                414,000          454,000             351,000
         Other                                    52,000           41,000              52,000
                                           -------------     ------------        ------------

                                               1,004,000          975,000             899,000
       Deferred tax liabilities:
         Unrealized gain on
           marketable securities                 (62,000)              -              (28,000)
         Valuation allowance for
           deferred tax assets                  (299,000)        (292,000)           (273,000)
                                           -------------     ------------        ------------

       Net deferred income taxes           $     643,000     $    683,000        $    598,000
                                           =============     ============        ============

       The Company's effective tax rate for the years ended 1995 and 1994 on earnings differs from the Federal Statutory regular tax rate as follows:

                                                      Years Ended
                                                      August 31,
                                                ---------------------
                                                1995             1994
                                                ----             ----
       Federal tax expense at
         statutory rate                         34.0%           (34.0)%
       State income tax expense                 11.2             (1.7)
       Other                                     1.1             18.1
       Deferred taxes:
         Valuation allowance                      .3             10.4
                                                ----             ----

                                                46.6%            (7.2)%
                                                ====             ====

       The Company adopted FASB No. 109 in the year ended August 31, 1994. Recognition of the deferred tax asset provided a cumulative effect increase to income of $553,500.

8.     Commitments:

       a.  Lease commitment

           The Company conducts its operations from leased space in various locations throughout the United States. These leases (classified as operating leases) expire at various dates through June 2008. Management expects that in the normal course of business these leases will be renewed or replaced by other leases.

           As of August 31, 1995, future net minimum rental payments (net of sublease income) under operating leases having initial or remaining non-cancelable terms in excess of one year are as follows:


                       Years Ending
                        August 31,

                           1996                              $     761,000
                           1997                                    603,000
                           1998                                    580,000
                           1999                                    567,000
                           2000                                    565,000
                        Thereafter                               4,636,000
                                                             -------------
                                                             $   7,712,000
                                                             =============

           Rental expense approximated $865,000 and $933,000 for the years ended August 31, 1995 and 1994, respectively, and $452,000 and $435,000 for the six months ended February 29, 1996 and February 28, 1995, respectively.

           The Company recognizes rent expense on its leases on a straight-line basis. The excess of rent expense on a straight-line basis over the rental payments made, is recorded as an accrued liability.

       b.  Retirement plan

           The Company maintains a retirement plan which is a salary reduction plan under Section 401(k) of the Internal Revenue Code. Participation in the plan is voluntary, and any participant may elect to contribute up to 15% of their earnings The Company will match 10% of the first 6% of the employee's contribution. Company contributions approximated $7,000 and $11,000 for the years ended August 31, 1995 and 1994, respectively, and $8,000 and $4,000 for the six months ended February 29, 1996 and February 28, 1995, respectively.

9.     Stockholders' Equity:

       a.  Capitalization

           The authorized capital of both Journeycraft and Theracom consist of 200 shares of common stock with no par value.

       b.  Stock options/rights


           In October 1993, Theracom granted a consultant an option to acquire 10 shares of Theracom common stock at an exercise price of $.10 per share. This option was exercised in January 1996.

           In March 1994, the Company granted a consultant a right to acquire
26.65 shares of common stock for consulting services provided. The value of this right ($100,000) was charged to operations in the year ended August 31, 1994. The consultant exercised the right in April 1995.

           In April 1995, the Company issued 32 shares of common stock in connection with the exercise of an option issued in prior years as consideration for consulting services.

       c.  Stock bonus

           An employment agreement with an officer/shareholder of X-Ceed Atlanta provided for the issuance of up to 25 shares (25%) of X-Ceed Atlanta common stock if certain earnings levels were attained. The officer/shareholder earned 9 and 16 shares in the twelve month periods ended March 31, 1996 and 1995, respectively. The subsidiary recorded compensation expense related to this stock bonus of $138,000 and $67,000 for the years ended August 31, 1995 and 1994, respectively, and $45,000 and $80,000 for the six months ended February 29, 1996 and February 28, 1995, respectively.

           The additional shares earned by the officer/shareholder were transferred/will be transferred from Journeycraft's stockholdings. The excess of the fair value of the shares transferred over their book value has/will be recorded as equity adjustment.

       d.  Income (loss) per share

           Income (loss) per share were computed by dividing income (loss) by the weighted average number of shares of common stock outstanding during each period presented. The weighted average number of shares was computed as follows:

       d.  Income (loss) per share  (Cont'd)

                                                         Years Ended                     Six Months Ended
                                                         August 31,              -----------------------------
                                                     ------------------          February 29,     February 28,

                                                     1995          1994              1996               1995
                                                     ----          ----              ----               ----
         Journeycraft:
           Weighted shares outstanding               122.00       100.00            158.65             100.00
           Common stock equivalents                   36.65        44.59              -                 58.65

         Theracom:
           Weighted shares outstanding                20.00        20.00             22.50              20.00
           Common stock equivalents                   10.00        10.00              7.50              10.00
                                                      -----        -----              ----              -----

                                                     188.65       174.59            188.65             188.65
                                                     ======       ======            ======             ======

10.    Loss on Investment Impairment:

       Loss on investment impairment for the year ended August 31, 1994 represents travel and incentive business joint ventures that were abandoned.

11.    Subsequent Event:

       On July 2, 1996, the Company was acquired by Water-Jel Technologies, Inc. ("Water-Jel"), and approximately 3,500,000 shares of Water Jel's common stock were issued in exchange for all of the outstanding shares of the Company and its affiliate. The merger will be accounted for as a pooling of interests.

                          WATER-JEL TECHNOLOGIES, INC.
                                      AND
                        JOURNEYCRAFT, INC. AND AFFILIATE

                          UNAUDITED PROFORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS



         The following unaudited pro forma condensed combined financial statements give effect to the Merger of Water-Jel Technologies, Inc. ("WJT") and JourneyCraft, Inc. and Affiliate ("JC") under the "pooling of interests" method of accounting. These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

         A pro forma condensed combined balance sheet is provided as of February 29, 1996, giving effect to the Merger as though it had been consummated on that date. The pro forma condensed combined balance sheet combines the balance sheets of WJT and JC as of February 29, 1996. The pro forma condensed combined statements of income are provided combining WJT and JC for the six month periods ended February 29, 1996 and February 28, 1995, and the years ended August 31, 1995 and 1994, giving effect to the Merger as though it had occurred at the beginning of the earliest period presented.

         The historical condensed statements of income for annual periods presented are derived from the separate historical financial statements of WJT and combined financial statements of JC, and should be read in conjunction with the companies' separate financial statements. The historical financial statements as of or for the six months ended February 29, 1996 and February 28, 1995 are derived from the historical interim financial statements of WJT and combined interim financial statements of JC, and have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of WJT's and JC's respective managements, include all adjustments necessary for a fair presentation of financial information for such interim periods.

                         WATER-JEL TECHNOLOGIES, INC.
                                      AND
                       JOURNEYCRAFT, INC. AND AFFILIATE

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               FEBRUARY 29, 1996

                                  (Unaudited)

                                                          Historical                            Pro Forma
                                           ---------------------------------------    -----------------------------
                                                Water-Jel
                                               Technologies         Journeycraft
                                                 Inc.                     Inc.           Adjustments         Combined
                                            ----------------       ----------------    ----------------   ----------------
            Assets
           -------
Current assets:
 Cash and cash equivalents                      $ 3,319,029           $ 3,934,314            $ -          $  7,253,343
 Accounts receivable, net                           522,840             1,087,805              -             1,610,645
 Inventories                                      1,135,030                     -              -             1,135,030
 Prepaid expenses and other current assets          702,288               161,443              -               863,731
 Deferred income taxes                              136,000                     -              -               136,000
                                                -----------           -----------       --------          ------------
  Total current assets                            5,815,187             5,183,562              -            10,998,749

Property and equipment, net                         957,120               742,646              -             1,699,766

Intangible assets, net                              125,568                     -              -               125,568
Investment in marketable securities, at
 fair value                                         947,494               370,520              -             1,318,014
Deferred income taxes                               225,983               597,870              -               823,853
Due from stockholder                                      -             1,247,483              -             1,247,483
Note receivable                                           -               155,000              -               155,000
Other assets                                        231,320               190,105              -               421,425
                                                -----------           -----------       --------          ------------
                                                $ 8,302,672           $ 8,487,186            $ -          $ 16,789,858
                                                ===========           ===========       ========          ============

                         WATER-JEL TECHNOLOGIES, INC.
                                      AND
                       JOURNEYCRAFT, INC. AND AFFILIATE


                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               FEBRUARY 29, 1996

                                  (Unaudited)

                                                              Historical                       Pro Forma
                                                   -------------------------------    ------------------------------
                                                       Water-Jel
                                                     Technologies     Journeycraft
                                                         Inc.            Inc.           Adjustments         Combined
                                                      ----------       ----------      -------------      ------------
     Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable and other accrued expenses           $ 331,529       $1,687,743      $     -             $ 2,019,272
 Income taxes payable-current                               -           1,026,837            -               1,026,837
 Customer billings in excess of program costs               -           2,002,353            -               2,002,353
 Other current liabilities                                39,200           28,799            -                  67,999
                                                      ----------       ----------      -------------      ------------
  Total current liabilities                              370,729        4,745,732            -               5,116,461
                                                      ----------       ----------      -------------      ------------
Long-term debt                                           110,300          778,000            -                 888,300
                                                      ----------       ----------      -------------      ------------
Interest of minority stockholder                            -             236,384            -                 236,384
                                                      ----------       ----------      -------------      ------------
Stockholders' equity:
 Common stock, no par value, 200 shares
  authorized, issued and outstanding 158.65                 -             244,000      (244,000)2(i)              -

 Common stock, no par value, 200 shares
  authorized, issuedandoutstanding 30                       -               1,000        (1,000)2(i)              -

 Common stock, $.08 par value; authorized
  12, 500,000 shares; 3,499,180 and
  6,999,180 issued and outstanding, respectively         279,934               -         280,000 2(i)          559,934
 Preferred stock, $.08 par value, authorized
  125,000 shares; -0- issued
  and outstanding                                          -                   -             -                    -
 Additional paid-in capital                            9,633,335           48,882        (48,882)2(ii)
                                                                                          13,882 2(ii)       9,647,217
 Unrealized gain on investments reported
  at fair value                                          324,628           36,120                              360,748
 Retained earnings (deficit)                          (2,416,254)       2,397,068            -                 (19,186)
                                                      ----------       ----------      -------------      ------------
  Total stockholders' equity                           7,821,643        2,727,070            -              10,548,713
                                                      ----------       ----------      -------------      ------------
                                                      $8,302,672       $8,487,186      $     -             $16,789,858
                                                      ==========       ==========      =============       ===========



 See accompanying notes to pro forma condensed combined financial statements

                     WATER-JEL TECHNOLOGIES, INC.
                                  AND
                   JOURNEYCRAFT, INC. AND AFFILIATE

           PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

              FOR THE SIX MONTHS ENDED FEBRUARY 29, 1996

                              (Unaudited)



                                                 HISTORICAL                     PRO FORMA
                                       -----------------------------   --------------------------
                                        WATER-JEL      JOURNEYCRAFT
                                       TECHNOLOGIES         INC.
                                            INC.       AND AFFILLIATE   ADJUSTMENTS    COMBINED
                                       -------------   --------------   -----------   -----------
Revenues                                 $1,930,367      $24,298,099        $ -       $26,228,466

Operating expenses                        1,917,566       24,137,577          -        26,055,143
                                         ----------      -----------        ---       -----------
Operating income                             12,801          160,522          -           173,323

Other income                                346,716          205,947                      552,663
                                         ----------      -----------        ---       -----------

Income before provision for income
 taxes and minority interest                359,517          366,469                      725,986

Provision for income taxes                   70,000          201,000                      271,000
                                         ----------      -----------        ---       -----------

Income before minority interest             289,517          165,469          -           454,986

Minority interest in earnings                     -           57,147          -            57,147
                                         ----------      -----------        ---       -----------

Net Income                                $ 289,517        $ 108,322        $ -         $ 397,839
                                         ----------      -----------        ---       -----------
                                         ----------      -----------        ---       -----------


Income per common share
  Primary                                 $    0.08         $ 574.20                    $    0.06
                                         ----------      -----------                  -----------
                                         ----------      -----------                  -----------

  Assuming full dilution                  $    0.08         $ 574.20                    $    0.06
                                         ----------      -----------                  -----------
                                         ----------      -----------                  -----------

Weighted average number of shares
 outstanding
  Primary                                 3,547,716           188.65                    7,047,716
                                         ----------      -----------                  -----------
                                         ----------      -----------                  -----------
  Assuming full dilution                  3,623,005           188.65                    7,123,005
                                         ----------      -----------                  -----------
                                         ----------      -----------                  -----------



  See accompanying notes to pro forma condensed combined financial statements

                          WATER-JEL TECHNOLOGIES, INC.
                                      AND
                       JOURNEYCRAFT, INC. AND AFFILIATE

               PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED FEBRUARY 28, 1995

                                  (Unaudited)

                                                         Historical                    Pro Forma
                                                ------------------------------   ---------------------------
                                                  Water-Jel       Journeycraft
                                                Technologies          Inc.
                                                     Inc.        and Affiliate   Adjustments       Combined
                                                ------------     -------------   -----------     ------------

Revenues                                         $ 2,377,445      $ 16,174,135    $       --     $ 18,551,580

Operating expenses                                 2,242,780        15,538,611            --       17,781,391
                                                 -----------      ------------    ----------     ------------


Operating income                                     134,665           635,524            --          770,189

Other income (expense)                                65,877           (52,183)           --           13,694
                                                 -----------      ------------    ----------     ------------

Income before provision for income taxes and
  Minority interest                                  200,542           583,341            --          783,883

Provision for income taxes                                 -           300,000            --          300,000
                                                 -----------      ------------    ----------     ------------

Income before Minority interest                      200,542           283,341            --          483,883

Minority interest in (loss)                                -           (31,442)           --          (31,442)
                                                 -----------      ------------    ----------     ------------

Net Income                                       $   200,542      $    314,783    $       --     $    515,325
                                                 ===========      ============    ==========     ============

Income per common share
  Primary                                        $      0.06      $   1,668 61                   $       0.07
                                                 ===========      ============                   ============
  Assuming full dilution                         $      0.06      $   1,668 61                   $       0.07
                                                 ===========      ============                   ============

Weighted average number of shares outstanding
  Primary                                          3,499,199            188.65                      6,999,199
                                                 ===========      ============                   ============
  Assuming full dilution                           3,499,199            188.65                      6,999,199
                                                 ===========      ============                   ============


  See accompanying notes to pro forma condensed combined financial statements

                    WATER-JEL TECHNOLOGIES, INC.
                              AND
                 JOURNEYCRAFT, INC. AND AFFILIATE

         PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                  FOR THE YEAR ENDED AUGUST 31, 1995


                                                               Historical                             Pro Forma
                                                   ------------------------------------      ----------------------------

                                                      Water-Jel            Journeycraft
                                                    Technologies               Inc.
                                                        Inc.              and Affiliate       Adjustments      Combined
                                                   -------------          -------------       -----------    ------------
Revenues                                           $ 5,029,217            $  38,486,223       $       -      $ 43,515,440

Operating expenses                                   4,864,312               35,955,869               -        40,820,181
                                                   -----------            -------------       -----------    ------------
Operating income                                       164,905                2,530,354               -         2,695,259

Other income (expense)                                 150,596                  (42,125)              -           108,471
                                                   -----------            -------------       -----------    ------------
Income before provision (benefit) for income
   taxes and minority interest                         315,501                2,488,229                -        2,803,730

Provision (benefit) for income taxes                  (471,875)               1,159,000                -          687,125
                                                   -----------            -------------       -----------    ------------
Income before minority interest                        787,376                1,329,229                -        2,116,605

Minority interest in (loss)                                -                    (14,637)               -          (14,637)
                                                   -----------            -------------       -----------    ------------
Net Income                                         $   787,376            $   1,343,866       $        -     $  2,131,242
                                                   ===========            =============       ===========    ============
Income per common share
   Primary                                         $      0.22            $    7,123.59                      $       0.30
                                                   ===========            =============                      ============
   Assuming full dilution                          $      0.22            $    7,123.59                      $       0.30
                                                   ===========            =============                      ============
Weighted average number of shares outstanding
   Primary                                           3,547,716                   188.65                         7,047,716
                                                   ===========            =============                      ============
   Assuming full dilution                            3,623,005                   188.65                         7,123,005
                                                   ===========            =============                      ============

  See accompanying notes to pro forma condensed combined financial statements

                    WATER-JEL TECHNOLOGIES, INC.
                              AND
                 JOURNEYCRAFT, INC. AND AFFILIATE

         PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                  FOR THE YEAR ENDED AUGUST 31, 1995

                                                        Historical                       Pro Forma
                                                 -----------------------------     -------------------------

                                                  Water-Jel       Journeycraft
                                                 Technologies         Inc.
                                                     Inc.         and Affiliate   Adjustments      Combined
                                                  -----------     -------------   -----------   --------------
Revenues                                          $ 4,887,591   $ 36,445,285      $    -         $ 41,332,876

Operating expenses                                  4,468,899     37,165,925           -           41,634,824
                                                  -----------   ------------      ------         ------------

Operating income (loss)                               418,692      (720,640)           -             (301,948)

Other income                                          707,155        303,472           -            1,010,627
                                                  -----------   ------------      ------         ------------

Income (loss) before provision for
  income taxes minority interest                    1,125,847       (417,168)          -              708,679

Benefit for income taxes                             (115,000)       (30,000)          -             (145,000)
                                                  -----------   ------------      ------         ------------

Income (loss) before minority interest              1,240,847       (387,168)          -             853,679

Minority interest in earnings (loss)                        -         53,916           -              53,916
                                                  -----------   ------------      ------         ------------

Income before cumulative effect for change
  accounting principle                            $ 1,240,847     $ (441,084)     $    -         $   799,763
                                                  ===========   ============      ======         ============

Income per common share
  Primary                                         $      0.35   $  (2,526.40)                    $       0.11
                                                  ===========   ============                     ============

  Assuming full dilution                          $      0.35   $  (2,526.40)                    $       0.11
                                                  ===========   ============                     ============

Weighted average number of shares outstanding
  Primary                                           3,498,857         174.59                        6,998,857
                                                  ===========   ============                     ============
  Assuming full dilution                            3,498,857         174.59                        6,998,857
                                                  ===========   ============                     ============


 See accompanying notes to pro forma condensed combined financial statements

                         WATER-JEL TECHNOLOGIES, INC.
                                      AND
                       JOURNEYCRAFT, INC. AND AFFILIATE

                          NOTES TO UNAUDITED PROFORMA
                         COMBINED FINANCIAL STATEMENTS


1.       Basis of Presentation:

         The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, giving effect to the Merger of Water-Jel Technologies, Inc. ("WJT") and JourneyCraft, Inc. and Affiliate ("JC") as accounted for by the "pooling of interests" method. In accordance with the Commission reporting rules, the pro forma combined statements of income, and the historical statements from which they are derived, present only income from continuing operations and, therefore do not include discontinued operations, extraordinary items, and the cumulative effects of accounting changes.

2.       Pro Forma Adjustments:

         Stockholders' equity

         Stockholders' equity as of February 29, 1996 has been adjusted to reflect the following:

         (i) Common Stock, $.08 par value, has been adjusted to reflect the assumed issuance of approximately 3,500,000 shares of Water-Jel Technologies, Inc. Common Stock, $.08 per value, in exchange for 158.65 and 30 shares of JourneyCraft, Inc. and Theracom, Inc. (Affiliate), respectively, Common Stock issued and outstanding as of February 29, 1996, utilizing the exchange rate of 18,552.8757 shares of WJT for each share of JC.

         (ii) Additional paid-in capital of JC is adjusted for the effects of the aforementioned issuance of approximately 3,500,000 shares of WJT Common Stock having a par value of $.08 per share in exchange for JC Common Stock.

         Pro Forma Condensed Combined Statements of Income

         a.  Earnings per common share

              Pro Forma weighted average number of common shares outstanding for the six month periods ended February 29, 1996 and February 28, 1995 are based upon WJT's and JC's combined historical weighted average shares, after adjustment of JC's historical number of shares by the Conversion Number.

         b. The pro forma condensed combined statements of income do not give effect to transaction costs of the Merger and nonrecurring costs expected to be incurred in connection with the integration of the companies' business and operations. These costs will be charged to operations.